EXHIBIT 99.1

Rekor Systems Strengthens Position in Urban Mobility with Acquisition of All Traffic Data Services, LLC

Acquisition expands geographic base and accelerates technology distribution

Company to host a special investor conference call on January 9, 2024, to discuss the acquisition

COLUMBIA, MD – January 3, 2024. Rekor Systems, Inc. (NASDAQ: REKR) (“Rekor” or the “Company”), a leader in developing and implementing state-of-the-art roadway intelligence technology, today announced it has completed the acquisition of All Traffic Data Services, LLC (ATD), further solidifying its expertise in transportation data collection and analytics.

ATD collaborates closely with numerous traffic engineering firms, metropolitan planning organizations, municipalities, and state Departments of Transportation, where Rekor currently lacks a sales presence. They are actively involved in data collection across a wide-ranging geographic area, encompassing states like California, Colorado, Arizona, Nebraska, Nevada, Oregon, and Washington. This addition expands the coverage of Rekor’s urban mobility operations across the country’s western region. Further, it strengthens its position in the Southeast, providing ready access to experienced urban mobility personnel and operational facilities to support the expansion of its IoT network.

This acquisition follows Rekor’s 2022 acquisition of Southern Traffic Services, demonstrating the Company’s commitment to shaping the future of urban mobility. The new addition will combine two complementary data collection companies under the Rekor banner. This is anticipated to accelerate Rekor’s business plan and path to profitability going forward. It combines over 30 years of traffic engineering and data collection expertise with Rekor’s next-generation artificial intelligence and machine learning technologies. The combination of local presence, experienced resources, and new technology uniquely positions the Company to become the leading provider of artificial intelligence and machine learning-driven solutions for traffic management, urban mobility, and public safety for departments of transportation in the United States.

ATD, with its over 20-year legacy, was acquired by Seaport Capital in 2019. Since then, the Company has shown strong growth both organically and through acquisitions. Their comprehensive suite of services includes traffic counts, turning movements, origin/destination analysis, pedestrian studies, radar speed monitoring, Bluetooth tracking, parking utilization, asset inventory, and crash diagrams. ATD’s unwavering focus on reliable data has made it a trusted partner for transportation planning and infrastructure development. This strategic acquisition expands Rekor’s geographic footprint and customer base and strengthens its position as a leading traffic data collection and analytics company.

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Robert A. Berman, Rekor’s Chair and CEO, shared his perspective on this strategic move, stating, “The addition of All Traffic Data Services to the Rekor family brings substantial value. ATD is a recognized leader in the industry, working closely with Departments of Transportation and engineering firms across multiple states. By uniting two traffic data collection powerhouses, STS and ATD, Rekor is combining decades of traffic engineering and data collection expertise with Rekor’s cutting-edge artificial intelligence and machine learning capabilities. This synergy accelerates our business plan and reinforces our commitment to revolutionizing transportation data collection and analytics.”

Seaport Capital played a crucial role in facilitating the acquisition. In conjunction with this transaction, Drew Meyers, a Partner at Seaport Capital, has been appointed to the Rekor Board of Directors. Mr. Meyers brings an extensive background in corporate governance, having served on various committees, including audit committees, compensation committees, and special committees for both public and private companies. Commenting on the appointment, Mr. Meyers expressed his enthusiasm: “The combination of ATD and Rekor creates a leader in the roadway intelligence sector with the geographic reach to support highway and road infrastructure throughout the US. I look forward to collaborating with the Rekor management team and other board members as Seaport’s representative on the Rekor Board of Directors.”

Eric Boivin, Founder of All Traffic Data, also shared his vision: “Throughout ATD’s history, we have prioritized providing our clients with excellent service and reliable data. By combining with Rekor, we will be able to provide that same level of service and data accuracy with innovative, state-of-the-art offerings that ensure our clients stay at the forefront of industry technology capabilities.”

The acquisition is valued at $19 million through a combination of cash and stock. ATD will operate as a business unit within Rekor, leveraging its existing team of approximately 41 employees across offices in 14 states. For fiscal year 2023, ATD is expected to generate approximately $9.5 million in revenue and an estimated $3 million in EBITDA.

The Company will host a special investor conference call on Tuesday, January 9, 2024, at 9:00 a.m., Eastern time, to provide shareholders and investors with further insights into this significant development.

CONFERENCE CALL INFORMATION To participate in the call, please dial in approximately 10 minutes before the start of the call using the following information:

North America: 877-407-8037 / +1 201-689-8037

Click here for participant International Toll-Free access numbers

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A live webcast of the conference call will also be available: https://event.choruscall.com/mediaframe/webcast.html?webcastid=Mq6exHO5

REPLAY INFORMATION: A replay will be made available online approximately two hours following the live call for a period of two weeks. To access the replay, use the following numbers:

Toll Free: 877-660-6853 / 201-612-7415

Replay Passcode: 13743459

An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world’s mobility data – laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the foundation of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, X (formerly Twitter), Threads, and Facebook.

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor’s core suite of technology products and the size and shape of the global market for its services. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media & Investor Relations Contact: Rekor Systems, Inc.

Charles Degliomini

ir@rekor.ai

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